UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2021

YUMANITY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-409-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2021, Yumanity Therapeutics, Inc., (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) under which the Company may offer and sell (the “Offering”), from time to time at its sole discretion through Jefferies, as its sales agent, shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $60,000,000.

Subject to the terms and conditions of the Agreement, Jefferies has agreed to use its commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law and regulations, to sell from time to time the Common Stock so designated by the Company as sales agent in accordance with the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Common Stock pursuant to the Agreement. The sales, if any, of the Common Stock under the Agreement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or in negotiated transactions or block transactions. The Agreement provides that the commission payable to Jefferies for sales of Common Stock with respect to which Jefferies acts as sales agent shall be up to 3.0% of the gross proceeds from the sale of such Common Stock sold pursuant to the Agreement. The Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company will also reimburse Jefferies for certain expenses incurred in connection with the Agreement. The Offering will terminate upon the earliest of (a) the sale of the maximum number or amount of Common Stock permitted to be sold under the Agreement and (b) the termination of the Agreement by the parties thereto.

The Company currently intends to use any net proceeds from the Offering for general corporate purposes.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-228529) filed by the Company (formerly known as Proteostasis Therapeutics, Inc.) with the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2018 and declared effective on December 4, 2018. On April 8, 2021, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Agreement.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, in April 2020, Yumanity Therapeutics, Inc. (the “Company”) entered into an unsecured promissory note with Silicon Valley Bank, as lender, for a loan (the “Loan”) in the principal amount of $1,123,067.00 pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP is administered by the U.S. Small Business Administration. On April 3, 2021, the Company received a notice of forgiveness of the full balance of the Loan, including all accrued interest, in accordance with the terms and conditions of the CARES Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Open Market Sale Agreement SM, dated April 8, 2021, by and between Yumanity Therapeutics, Inc., and Jefferies LLC.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yumanity Therapeutics, Inc.

Date: April 8, 2021	By:	/s/ Richard Peters
Richard Peters
President & Chief Executive Officer